UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

August 10, 2020

Date of report (Date of earliest event reported)

GENPREX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38244	90 - 0772347
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1601 Trinity Street, Suite 3.312.09, Austin, TX		78712
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 537-7997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GNPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of J. Rodney Varner as President

Effective as of August 10, 2020, the Board of Directors (the “Board”) of Genprex, Inc. (“we,” “us” or the “Company”) appointed J. Rodney Varner President of the Company, in addition to his current roles as Chief Executive Officer and Secretary of the Company and as a member of the Board and as Chairman of the Board.

Mr. Varner, 63, is a co-founder of Genprex and has served as our Chief Executive Officer and Secretary, and as a member of our Board and as Chairman of our Board since August 2012. Mr. Varner also served as our President from August 2012 until April 10, 2018. From April 10, 2018 until April 27, 2020, Julien L. Pham, MD, MPH served as our President.

Information regarding Mr. Varner’s background, business experience and any related party transactions appears in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 29, 2020 under the headings “Nominees for Election for a Three-Year Term Expiring at the 2023 Annual Meeting” and “Related Party Transactions,” which information is incorporated herein by reference. There are no family relationships between Mr. Varner and any of the Company’s current or former directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENPREX, INC.

Date: August 14, 2020	By:	/s/ Ryan Confer
Ryan Confer
Chief Financial Officer (Principal Financial Officer)